Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 1, dated as of March 1, 2017 (this “Amendment”), is made among T2 Biosystems, Inc. (the “Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and the undersigned lenders (each, a “Lender” and, collectively, the “Lenders”), with respect to the Term Loan Agreement referred to below.
RECITALS
WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to a Term Loan Agreement, dated as of December 30, 2016 (the “Term Loan Agreement”).
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.	Definitions; Interpretation.

(a)Terms Defined in Term Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Term Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.Amendment to Term Loan Agreement. Subject to Section 3, the Term Loan Agreement is hereby amended as follows:

(a)The definition of “Payment Date” in Section 1.01 is amended and restated in its entirety as follows:

“Payment Date” means each March 31, June 30, September 30, December 31 and the Maturity Date, commencing with March 31, 2017; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

SECTION 3.	Conditions of Effectiveness. This Amendment shall become effective upon the execution and delivery of this Amendment by the Borrower, the Administrative Agent and all of the Lenders.

SECTION 4.Representations and Warranties; Reaffirmation.

(a)The Borrower hereby represents and warrants to each Lender as follows:
The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any Material Agreement or agreement creating or evidencing any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any such Person.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)Waiver of Jury Trial. The Borrower and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment.

SECTION 6.Miscellaneous.

(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Term Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Term Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Term Loan Agreement shall be deemed to be references to the Term Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

[Remainder of page intentionally left blank]DM3\4447045.3

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

T2 BIOSYSTEMS, INC.

By: /s/ JOHN MCDONOUGH
Name: John McDonough
Title: CEO

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:
Crg PARTNERS III L.P.
By Crg PARTNERS III GP L.P., its General Partner
By Crg PARTNERS III GP LLC, its General Partner
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Crg PARTNERS III - PARALLEL FUND “a” L.P.
By Crg PARTNERS III - PARALLEL FUND “A” GP L.P., its General Partner
By Crg PARTNERS III GP LLC, its General Partner
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Crg PARTNERS III - parallel fund “B” (cayman) L.P.
By Crg PARTNERS III (Cayman) GP L.P., its General Partner
By Crg PARTNERS III GP LLC, its General Partner
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

Crg PARTNERS III (cayman) L.P.
By Crg PARTNERS III (Cayman) GP L.P., its General Partner
By Crg PARTNERS III GP LLC, its General Partner
By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson